SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 26, 2008 (June 25, 2008)
FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 226-9110
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On June 26, 2008, Flowers Foods, Inc. (“Flowers’) issued a press release announcing that it had entered into an agreement to purchase all of the issued and outstanding shares of capital stock of the holding company of Southern Bakeries, Inc. (“Southern”), which manufactures and sells fresh breads and rolls in Lakeland, Florida under the name ButterKrust Bakery. The purchase price for the shares is $90 million, less certain indebtedness and other payments. Following the acquisition, Southern will be owned by a wholly owned subsidiary of Flowers. The parties have made customary representations, warranties and covenants in the agreement, and the completion of the acquisition is subject to regulatory approvals, including, without limitation, regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and customary closing conditions.
     A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(c)     Exhibits.
The following exhibits are furnished as part of this Report:

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated June 26, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.
By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Executive Vice-President and Chief Financial Officer

Date: June 26, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated June 26, 2008